Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated October 26, 2010, included in the Annual Report on Form 10-K of Robbins & Myers, Inc. and Subsidiaries for the year ended August 31, 2010, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Robbins & Myers, Inc. and Subsidiaries, incorporated by reference in this Form 10-K/A.
We consent to the incorporation by reference in the Registration Statements (Form S-8’s) pertaining to the Stock Option Plan for Non-Employee Directors (No. 33-43625, dated November 1, 1991), 1994 Directors’ Stock Compensation Plan (No. 33-84032 dated September 13, 1994), Robbins & Myers, Inc. 1994 Long-term Incentive Stock Plan (No. 333-00291, dated January 19, 1996), Robbins & Myers, Inc. 1995 Stock Option Plan for Non-employee Directors (No. 333-00293, dated January 19, 1996), Robbins & Myers, Inc. 1999 Long-term Incentive Stock Plan (No. 333-35856, dated April 28, 2000 and 333-81558, dated January 29, 2002), the Robbins & Myers, Inc. 2004 Stock Incentive Plan As Amended (No. 333-121899, dated January 7, 2005), the Registration Statement (Form S-3, No. 333-31235, dated July 14, 1997) pertaining to Investor Stock Purchase Plan, the Registration Statement (Form S-3 ASR, No. 333-152874, dated August 8, 2008, as amended by Post-Effective Amendment No. 1 filed on October 30, 2009 pertaining to an offering by a selling shareholder), and the Registration Statement (Form S-4, No. 333-170502, filed on November 10, 2010, as amended by Amendment No. 1, filed on November 29, 2010 relating to the proposed merger with T-3 Energy Services, Inc.) of our report dated October 26, 2010, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Robbins & Myers, Inc. and Subsidiaries, included in this Annual Report on Form 10-K/A of Robbins & Myers, Inc. and Subsidiaries for the year ended August 31, 2010.
/s/ Ernst & Young, LLP
Dayton, Ohio
December 23, 2010